UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 21, 2007 (November 20, 2007)

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in charter)

Cayman Islands	1-14634	98-0108989
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15375 Memorial Drive, Houston, Texas	77079-4101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 925-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On November 20, 2007, GlobalSantaFe Corporation (“GlobalSantaFe”) and Transocean Inc. (“Transocean”) issued a joint press release announcing that they had received the approval from the Grand Court of the Cayman Islands of the proposed merger of GlobalSantaFe with a wholly owned subsidiary of Transocean and related transactions. The parties have tentatively scheduled to complete the transactions on November 27, 2007. The proposed merger remains the subject of an investigation by the Office of Fair Trading for the United Kingdom, and the tentative closing date remains subject to various closing conditions.

The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 20, 2007

Forward-Looking Statements

Statements included in this Current Report on Form 8-K regarding the consummation of the proposed transactions and other statements that are not historical facts are forward looking statements. These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities or other third parties, consummation of financing, satisfaction of closing conditions, and other factors detailed in risk factors and elsewhere in our Annual Report on Form 10-K, our recent definitive proxy statement with respect to our shareholders meeting and our other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSANTAFE CORPORATION

Date: November 21, 2007	By	/s/ Alexander A. Krezel
Alexander A. Krezel
Vice President, Secretary and
Associate General Counsel

Index to Exhibits

Exhibit Number	Description
99.1	Press Release dated November 20, 2007